UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

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SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 2.02. Results of Options and Financial Condition

As of December 31, 2019, our total secured indebtedness and unsecured indebtedness outstanding was approximately $5.2 billion and $2 billion, respectively. During the three months ended December 31, 2019, we made certain repayments under the outstanding tranches of term loans comprising the amended and restated credit agreement between us and SS&C Technologies, Inc. (“SS&C”), SS&C European Holdings SARL, an indirect wholly-owned subsidiary of SS&C and SS&C Technologies Holdings Europe SARL, an indirect wholly-owned subsidiary of SS&C, as the borrowers (the “Credit Agreement”). Such payments and outstanding balances of each of our tranches of secured indebtedness as of December 31, 2019 are presented below.

	Outstanding balance at
	September 30, 2019	December 31, 2019	Change from prior period
Term B-1 Loan	201,750,500	-	(201,750,500)
Term B-3 Loan	2,194,926,500	1,982,637,000	(212,289,500)
Term B-4 Loan	1,449,800,000	1,374,660,000	(75,140,000)
Term B-5 Loan	1,846,133,000	1,841,433,000	(4,700,000)
Total	$ 5,692, 610,000	$5,198,730,000	$(493,880,000)

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: January 22, 2020	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer